Exhibit 99.3

I hereby consent to being named as a nominee for director of CarMax, Inc. in the proxy statement/prospectus of CarMax, Inc. and Circuit City Stores, Inc. for the Circuit City Stores, Inc. Special Meeting of Shareholders scheduled to be held July 19, 2002, and I agree to serve as a director of CarMax, Inc.

Date: June 12, 2002	/s/ Jeffrey E. Garten
Signature

Jeffrey E. Garten
Print Name

I hereby consent to being named as a nominee for director of CarMax, Inc. in the proxy statement/prospectus of CarMax, Inc. and Circuit City Stores, Inc. for the Circuit City Stores, Inc. Special Meeting of Shareholders scheduled to be held July 19, 2002, and I agree to serve as a director of CarMax, Inc.

Date: June 17, 2002	/s/ Hugh G. Robinson
Signature

Hugh G. Robinson
Print Name

I hereby consent to being named as a nominee for director of CarMax, Inc. in the proxy statement/prospectus of CarMax, Inc. and Circuit City Stores, Inc. for the Circuit City Stores, Inc. Special Meeting of Shareholders scheduled to be held July 19, 2002, and I agree to serve as a director of CarMax, Inc.

Date: June 17, 2002	/s/ Richard L. Sharp
Signature

Richard L. Sharp
Print Name

I hereby consent to being named as a nominee for director of CarMax, Inc. in the proxy statement/prospectus of CarMax, Inc. and Circuit City Stores, Inc. for the Circuit City Stores, Inc. Special Meeting of Shareholders scheduled to be held July 19, 2002, and I agree to serve as a director of CarMax, Inc.

Date: June 17, 2002	/s/ John W. Snow
Signature

John W. Snow
Print Name

I hereby consent to being named as a nominee for director of CarMax, Inc. in the proxy statement/prospectus of CarMax, Inc. and Circuit City Stores, Inc. for the Circuit City Stores, Inc. Special Meeting of Shareholders scheduled to be held July 19, 2002, and I agree to serve as a director of CarMax, Inc.

Date: June 12, 2002	/s/ William R. Tiefel
Signature

William R. Tiefel
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